                                                                   EXHIBIT 99(e)

================================================================================

                  ASSIGNMENT, AMENDMENT AND RESTATEMENT OF THE
                            DE CORDOVA GROUND LEASE

                                    between

                          MESQUITE POWER CORPORATION,

                                                            Assignor
                                      and

                       TEXAS UTILITIES ELECTRIC COMPANY,

                                                            Lessor

                                      and

                         THE CONNECTICUT NATIONAL BANK,
                               as Owner Trustee,

                                                            Lessee
                            -----------------------

                          Dated as of December 1, 1989

                            -----------------------

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ASSIGNMENT
----------

SECTION 1.     ASSIGNMENT..............................................       2

SECTION 2.     RELEASE.................................................       2

SECTION 3.     WAIVER AND ESTOPPEL.....................................       2

AGREEMENT
---------

SECTION 1.     DEFINITIONS.............................................       3

1.1    Defined Terms...................................................       3

1.2    Other Definitional Provisions...................................       3

SECTION 2.     LEASE...................................................       4

SECTION 3.     REPRESENTATIONS AND WARRANTIES..........................       4

3.1    TU Electric.....................................................       4

3.2    Owner Trustee...................................................       4

SECTION 4.     SEVERANCE...............................................       4

SECTION 5.     TERM....................................................       4

SECTION 6.     USE.....................................................       5

SECTION 7.     RENT....................................................       5

7.1    Basic Rent......................................................       5

7.2    Payment. Etc....................................................       6

SECTION 8.     DEFAULT; REMEDIES.......................................       6

8.1    Default.........................................................       6

8.2    Remedy..........................................................       7

SECTION 9.     OPERATION AND MAINTENANCE...............................       7

SECTION 10.    TERMINATION OPTION......................................       8

SECTION 11.    ASSIGNMENT AND SUBLETTING...............................       9

SECTION 12.    RESPONSIBILITY OF LESSEE................................       9


SECTION 13.    LIABILITY OF OWNER TRUSTEE; SUCCESSOR TRUSTEE...........       9

SECTION 14.    GOVERNING LAW...........................................       9

SECTION 15.    MISCELLANEOUS...........................................       9

15.1   Notices.........................................................       9
15.2   Amendments......................................................      10
15.3   Headings, Etc...................................................      10
15.4   Successors and Assigns..........................................      10
15.5   Severability....................................................      10
15.6   Quiet Enjoyment.................................................      10

APPENDIX A     DEFINITIONS

Exhibit A      DE CORDOVA SITE

                  ASSIGNMENT, AMENDMENT AND RESTATEMENT OF THE
                  --------------------------------------------
                            DE CORDOVA GROUND LEASE
                            -----------------------

          THIS ASSIGNMENT, AMENDMENT AND RESTATEMENT OF THE DE CORDOVA GROUND LEASE, dated as of December 1, 1989, is made between MESQUITE POWER CORPORATION, a corporation organized and operating under the laws of the State of Texas ("Mesquite"), TEXAS UTILITIES ELECTRIC COMPANY, a corporation organized and
----------
operating under the laws of the State of Texas ("TU Electric"); together with
                                                 -----------
its successors and assigns as owner of the De Cordova Ground Interest, ("Lessor"), as lessor, and THE CONNECTICUT NATIONAL BANK, not in its individual
  ------
capacity but solely as owner trustee, under the Trust Agreement with PHILIP MORRIS CREDIT CORPORATION ("Owner Participant"), dated as of December 1, 1988
                            -----------------
("Owner Trustee"; together with its successors and assigns as lessee under the
---------------
De Cordova Ground Lease of the De Cordova Ground Interest, including, without limitation, any successor trustee under the Trust Agreement, "Lessee"), as
                                                              ------
lessee.

RECITALS:
--------

          A. TU Electric is the owner of the De Cordova Turbine Site Interest and the De Cordova Common Site Interest.

          B. Owner Trustee is the owner of the De Cordova Facility, as conveyed by the De Cordova Bill of Sale.

          C. By De Cordova Ground Lease dated as of December 15, 1988 (the "Original Ground Lease"), TU Electric leased the De Cordova Ground Interest to Mesquite.

          D. Mesquite desires to assign the Original Ground Lease to the Owner Trustee and the Owner Trustee desires to accept the assignment of the Original Ground Lease from Mesquite.

          E. The Owner Trustee and TU Electric desire to amend and restate the Original Ground Lease in its entirety to provide for new terms and conditions for the leasing of the De Cordova Ground Interest.

ASSIGNMENT:
----------

          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Mesquite, TU Electric and the Owner Trustee, intending to be legally bound hereby, agree as follows:

          SECTION 1.   ASSIGNMENT

          Mesquite hereby assigns all of its right, title and interest as lessee under the Original Ground Lease to the Owner Trustee. TU Electric hereby indemnifies and saves the Owner Trustee harmless from any and all liability and claims arising under the Original Ground Lease prior to the date hereof, whether in contract or in tort, for damage to personal or real property or injury or death to person or persons, including the reasonable attorneys' fees and related legal costs of the Owner Trustee.

          SECTION 2.   RELEASE

          TU Electric hereby releases Mesquite from any obligations and liabilities arising under the Original Ground Lease from and after the date hereof.

          SECTION 3.   WAIVER AND ESTOPPEL

          TU Electric and Mesquite hereby represent and warrant to the Owner Trustee that, as of the date hereof, there are no defaults or conditions which, with the passage of time or the giving of notice or both, would constitute a default under the Original Ground Lease. TU Electric and Mesquite acknowledge that this representation and warranty is a material inducement to the acceptance by the Owner Trustee of the Assignment effected hereby and agree that the Owner Trustee is justified in relying upon this representation and warranty.

AGREEMENT:
---------

          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, TU Electric and Owner Trustee, intending to be legally bound hereby, hereby amend and restate the Original Ground Lease in its entirety as follows:

          SECTION 1.   DEFINITIONS

          1.1  Defined Terms. (a)  Unless otherwise defined herein, capitalized
               -------------
terms used herein shall have the meanings assigned to them in Appendix A hereto.

          (b) As used in this Ground Lease, the terms defined in the recitals hereto shall have the meaning set forth therein and the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "De Cordova Common Site" shall mean the land described as such on
           ----------------------
Exhibit A hereto and all rights of way, easements, permits and other appurtenances to such land described on Exhibit A (specifically excluding therefrom any Transmission Facilities and the De Cordova Turbine Site).

          "De Cordova Common Site Interest" shall mean an undivided 50% of
           -------------------------------
Lessor's 100% undivided interest in the De Cordova Common Site.

          "De Cordova Ground Interest" shall mean, collectively, the De Cordova
           --------------------------
Turbine Site Interest and the De Cordova Common Site Interest.

          "Ground Lease Default" shall have the meaning set forth in subsection
           --------------------
8.1.

          "Ground Lease Termination Date" shall have the meaning set forth in
           -----------------------------
Section 5.

          "De Cordova Site" shall mean the collective reference to the De
           ---------------
Cordova Turbine Site and the De Cordova Common Site.

          "De Cordova Turbine Site" shall mean the land described as such on
           -----------------------
Exhibit A hereto and all rights of way, easements, permits and other appurtenances to such land described on Exhibit A (specifically excluding therefrom any Transmission Facilities).

          "De Cordova Turbine Site Interest" shall mean Lessor's 100% undivided
           --------------------------------
interest in the De Cordova Turbine Site.

          1.2  Other Definitional Provisions. The words "hereof," "herein" and
               -----------------------------
"hereunder" and words of similar import when used in this Ground Lease shall refer to this Ground Lease as a whole and not to any particular provision of this Ground Lease. Section, subsection, Schedule and Exhibit references contained in this Ground Lease are references to Sections, subsections, Schedules and Exhibits in or to this Ground Lease unless otherwise specified.

          SECTION 2.  LEASE

          TU Electric hereby demises and leases to Owner Trustee, and Owner Trustee hereby leases and hires from TU Electric upon and subject to the terms and conditions hereinafter set forth, the De Cordova Ground Interest, TO HAVE AND TO HOLD the same, subject as aforesaid, unto the Owner Trustee and, subject to the provisions of Section 11, Owner Trustee's successors and assigns, commencing on the date hereof and continuing for the term provided in Section 5.

          SECTION 3.   REPRESENTATIONS AND WARRANTIES

          3.1  TU Electric. TU Electric agrees that its representations and
               -----------
warranties contained in subsection 9.1 of the Participation Agreement are made for and shall inure to the benefit of Lessee.

          3.2  Owner Trustee. Owner Trustee agrees that its representations and
               -------------
warranties contained in subsection 6.1 of the Participation Agreement are made for and shall inure to the benefit of Lessor.

          SECTION 4.   SEVERANCE

          TU Electric and Owner Trustee agree for purposes of this Ground Lease that the De Cordova Facility and every part thereof shall be considered as personal and not real property. TU Electric and Owner Trustee agree that the De Cordova Facility and every part thereof are severed from the De Cordova Site and, even if physically attached to the De Cordova Site, it is the express intention of Lessor and Lessee that the De Cordova Facility and every part thereof (i) shall retain the character of personal property, (ii) shall be removable, (iii) shall be treated as personal property with respect to the rights of all Persons whomsoever, (iv) shall not become part of any real property, and (v) by virtue of their nature as personal property, shall not be affected in any way by any instrument dealing with the De Cordova Site. In no event shall the ownership of the De Cordova Facility be merged with the ownership of the De Cordova Site or the leasehold estate created in the De Cordova Site without the express written agreement of TU Electric and Owner Trustee.

          SECTION 5.   TERM

          The term of this Ground Lease shall commence on the De Cordova Funding Date and shall end on the date (the "Ground Lease Termination Date") which is
                                     -----------------------------
the earliest of (a) the termination of this Ground Lease pursuant to Section 10 hereof, (b) the date, if ever, on which title to the Leased Assets vests in Lessor and (c) July 1, 2031.

          SECTION 6.  USE

          During the term hereof the De Cordova Ground Interest shall be used by Lessee in connection with the operation, maintenance, repair and restoration of the De Cordova Facility and the location of all Alterations thereon and such other uses which may be necessary to ensure that Lessee enjoys the benefits of ownership of the De Cordova Facility, and for no other purpose. Lessor may use the De Cordova Site and the portion of the De Cordova Facility located thereon in connection with the operation, maintenance, repair or restoration of the De Cordova Facility or any other facilities located from time to time on the De Cordova Common Site and such other uses which may be necessary to ensure that Lessor may enjoy the benefits of ownership of the De Cordova Common Site and such other facilities; provided, however, that such use shall not materially
                       --------  -------
interfere with the use, enjoyment and occupancy of the De Cordova Facility by Lessee. Lessee hereby acknowledges TU Electric's right to convey rights to all or any portion of TU Electric's remaining interest in the De Cordova Common Site to third parties including, without limitation, in connection with the financing of any other facilities located thereon; provided, however, that such conveyance
                                         --------  -------
and the exercise of rights granted pursuant thereto shall not materially interfere with the use, enjoyment and occupancy of the De Cordova Facility or the De Cordova Common Site by Lessee and shall be subject to an express waiver by such third party of all rights to partition the De Cordova Common Site, and provided, further, that TU Electric (i) notifies Lessee of such conveyance at
--------  -------
least 30 days prior to such conveyance and (ii) delivers an Officers' Certificate to Lessee prior to such conveyance to the effect that such
conveyance is in compliance with all of the terms of this Section 6.   Lessor
and Lessee also waive all rights they may have to partition the De Cordova Common Site.

          SECTION 7.   RENT

          7.1  Basic Rent.  (a)  As rent for the De Cordova Ground Interest for
               ----------
the period from the date of commencement of the term of this Ground Lease to the Ground Lease Termination Date, Lessee shall pay to Lessor, in arrears on each Basic Rent Payment Date, the Fair Market Rental Value of the De Cordova Ground Interest as determined (i) during the Lease Term by the Appraisal for the De Cordova Facility and (ii) for all times after the Lessor Possession Date for the De Cordova Facility, as of such Lessor Possession Date and every anniversary thereof; provided, however, that Lessee's obligation to pay rent or interest on
         --------  -------
overdue rent hereunder during the Lease Term for the De Cordova Facility shall be contingent upon Lessor having paid the rent or interest on overdue rent due Lessee under subsection 7.1(b); and provided, further, that for all times after
                                    --------  -------
the Lessor Possession Date for the De Cordova Facility, Lessee shall indemnify and hold Lessor harmless for (and Lessor shall use commercially reasonable means to minimize) (a) damages, losses, claims or expenses incurred in the performance hereof or of the De Cordova Facility Agreement which continue after the termination of this Ground Lease pursuant to Section 10 or (b) damages, losses, claims or expenses initially incurred by Lessee but which, upon the termination of this Ground Lease pursuant to Section 10, become damages, losses, claims or expenses of Lessor.

          (b) As subrent for the use with respect to the De Cordova Facility of the De Cordova Ground Interest by Lessor for the period from the date of commencement of the term of this Ground Lease to the earlier to occur of (i) the Lessor Possession Date for the De Cordova Facility and (ii) the expiration or earlier termination of the Lease for the De Cordova Facility, Lessor shall pay to Lessee an amount equal to the rent payable by Lessee pursuant to subsection 7.1(a).

          7.2  Payment. Etc.  If the date for payment of any rent payable under
               -------------
this Section 7 shall not be a Business Day, then such rent shall not be due until the next Business Day. Any rent which is not paid at the close of business on the date the same becomes due shall be payable, together with interest thereon from the date the same becomes due to the date such rent is paid at a rate per annum which is 2% in excess of Prime Rate, but in no event in excess of the maximum rate permitted by law.

          SECTION 8.   DEFAULT; REMEDIES

          8.1  Default.  The term "Ground Lease Default" shall mean (a) failure
               -------             --------------------
of Lessee to pay rent as provided in subsection 7.1 for 30 days after notice by Lessor or (b) commencement by Lessee of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking by Lessee of the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent by Lessee to any such relief or to the appointment of or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or making by Lessee of a general assignment for the benefit of creditors, or failure by Lessee generally to pay its debts as they become due, or taking by Lessee of any corporate action to authorize any of the foregoing; or commencement against Lessee of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding remaining undismissed and unstayed for a period of 90 days.

          8.2  Remedy.  Upon the occurrence of a Ground Lease Default, Lessor
               ------
may exercise any right or remedy that may be available to it under applicable law; provided, however, that no Ground Lease Default shall constitute a ground
     --------  -------
for termination hereof or of the interest of Lessee hereunder and neither this Ground Lease nor the interest of Lessee shall be terminated by reason of a Ground Lease Default.

          SECTION 9.   OPERATION AND MAINTENANCE

          Lessor covenants to cause, without cost or expense to Lessee, (a) the De Cordova Site to be maintained in accordance with Prudent Utility Practice and Lessor's normal maintenance practice for other properties of a similar size and nature and not to discriminate between the De Cordova Site and other properties of a similar size and nature owned, operated or leased by it and taking into account the operational characteristics of the De Cordova Facility, (b) all necessary or useful components of the De Cordova Site to be operated, serviced, maintained and repaired and all necessary or useful components thereof to be replaced so that the condition and operating efficiency of the De Cordova Site will be maintained and preserved, in all material respects in accordance with Prudent Utility Practice and Lessor's normal maintenance practice for other properties of a similar size and nature and not to discriminate between the De Cordova Site and other properties of a similar size and nature owned, operated or leased by it, taking into account the operational characteristics of the De Cordova Facility, (c) all applicable Governmental Rules and Governmental Actions affecting the De Cordova Site, or the use, operation or maintenance thereof to be complied with; provided, however, that Lessor shall not be obligated so to
                  --------  -------
exercise such rights, powers, elections and options to cause compliance with any Governmental Rule or Governmental Action (i) whose application or validity is being contested diligently and in good faith by appropriate proceedings, (ii) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Governmental Rule or Governmental Action, (iii) if good faith efforts and appropriate steps are being taken to comply, or (iv) if failure of compliance would result in no material adverse consequences to Lessee, Indenture Trustee, Lessor or Owner Participant, so long as in each of (i) through (iv) above such failure of
             ----------
compliance cannot result in any material danger of the sale, forfeiture or loss of any part of the De Cordova Ground Interest or subject any of the foregoing or the De Cordova Facility to any Lien, other than Permitted Interest Liens or Permitted Project Liens, or materially interfere with the operation or use or disposition of any of the foregoing, or the Trust Estate or the Indenture

Estate, or any part thereof, title thereto or any interest therein, or the payment of Rent, or subject any Indemnitee to burdensome regulation as a Texas Public Utility or otherwise as an electric public utility or affiliate thereof, and (d) proper books and records relating to all services rendered and all funds expended for operation, maintenance, repair and replacement of the De Cordova Site, to be kept and maintained, all in accordance with GAAP and customary practices in the electric utility industry. Lessee shall have no obligation to maintain, alter, repair, rebuild or replace the De Cordova Site or any part thereof, and Lessor expressly waives the right to perform any such action at the expense of Lessee pursuant to any law at any time in effect. Lessor may use, or permit the use of, the De Cordova Site in any manner which would not materially interfere with the use, enjoyment and occupancy of the De Cordova Facility by Lessee.

          SECTION 10.  TERMINATION OPTION

          (a) Owner Trustee shall have the option to terminate this Ground Lease in consideration of a termination fee in the amount of $1.00, effective at any time on or after the Lease Termination Date for the De Cordova Facility, by written notice by Owner Trustee to Lessor given not less than 30 days prior to the date selected by Lessee for the termination of this Ground Lease.

          (b) Upon termination of this Ground Lease, Lessor shall decommission, dismantle and remove (to the nearest railhead) the De Cordova Facility and use its best efforts to find a Person that is not an Affiliate of TU Electric to purchase the De Cordova Facility from Lessee at a purchase price not less than the greater of (i) the Fair Market Sale Value of the De Cordova Facility and
(ii) Scrap Value of the De Cordova Facility (assuming in both cases the payment of all costs and expenses related to decommissioning, dismantling and removal of the De Cordova Facility by Lessor). If such Person is found as provided herein, Lessee shall transfer the De Cordova Facility to such Person for such purchase price, payable in immediately available funds at the closing of title, under a contract of sale which shall specify a closing date which is the Ground Lease Termination Date for the De Cordova Facility. If Lessor is not able to cause the De Cordova Facility to be decommissioned, dismantled and removed, Lessor shall exercise the option provided in Section 10(c).

          (c) In lieu of complying with Section 10(b), Lessor may purchase the De Cordova Facility from Lessee on the date as of which this Ground Lease will terminate pursuant to Section 10(a) hereof or Section 5(c) hereof at a purchase price equal to the Fair Market Sale Value of the De Cordova Facility (based upon
(A) the assumption that any buyer shall be required to pay any decommissioning, dismantling, removal and re-erecting costs and (B) the Lessee's remaining rights hereunder) which purchase price will not be less than $1.00.

          SECTION 11.  ASSIGNMENT AND SUBLETTING

          Lessee shall have the right and consent of Lessor to assign or sublet its interest in this Ground Lease or any part thereof to any transferee of such Lessee's interest in the De Cordova Facility or any part thereof and shall have the right and consent of Lessor to pledge, mortgage, encumber or otherwise hypothecate its interest under this Ground Lease to secure payment of indebtedness of Lessee, provided that payment of such indebtedness also is
                        --------
secured by Lessee's interest in the De Cordova Facility.

          SECTION 12.  RESPONSIBILITY OF LESSEE

          Lessee shall have no duty, responsibility, liability or obligation to Lessor in respect of the De Cordova Ground Interest or the use, maintenance or condition of the De Cordova Site except only the obligation to pay rent as provided in Section 7.

          SECTION 13.  LIABILITY OF OWNER TRUSTEE; SUCCESSOR TRUSTEE

          All payments to be made by Owner Trustee hereunder shall be made only from the Trust Estate. Lessor shall look solely to the Trust Estate for the payment of any amounts payable by Owner Trustee hereunder and agrees and confirms that neither The Connecticut National Bank, whether as an individual or in its capacity as Owner Trustee, nor Owner Participant is or shall be in any way personally liable for any such amounts or on account of any representation, warranty, covenant or agreement hereunder. Owner Participant shall have no liability, obligation, responsibility or duty to Lessor whatsoever for or with respect to any of the transactions contemplated by this Ground Lease. If a successor trustee is appointed in accordance with the terms of the Trust Agreement, such successor or other trustee shall succeed to all the rights, duties and obligations of Owner Trustee hereunder, without necessity of any further act.

          SECTION 14.  GOVERNING LAW

          This Ground Lease shall be governed by and construed in accordance with the laws of the State of Texas.

          SECTION 15.  MISCELLANEOUS

          15.1 Notices.  All notices, consents, approvals, instructions,
               -------
requests and other communications required or permitted by the terms hereof shall be given in person or by courier or by means of telex, telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), or mailed by first class mail, addressed as follows:

if to Owner Trustee:

          The Connecticut National Bank
          777 Main Street
          Hartford, Connecticut 06115
          Attention: Corporate Trust Administration

if to TU Electric:

          Texas Utilities Electric Company
          2001 Bryan Tower
          Dallas, Texas 75201
          Attention: Principal Financial Officer

Either party may designate a new address for purposes of notice hereunder by notice to each of the other party. All such communications and notices given in such manner shall be effective on the date of receipt (or when proffered, if receipt is not accepted) of such communication or notice.

          15.2 Amendments.  Neither this Ground Lease nor any of the terms
               ----------
hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of the termination, amendment, supplement, waiver or modification shall be sought.

          15.3 Headings, Etc.  The headings of various Sections and subsections
               --------------
of this Ground Lease are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          15.4 Successors and Assigns.  The terms of this Ground Lease shall be
               ----------------------
binding upon and inure to the benefit of TU Electric and Owner Trustee and their respective successors and assigns.

          15.5 Severability.  Any provision of this Ground Lease that is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15.6 Quiet Enjoyment.  So long as no Ground Lease Default shall have
               ---------------
occurred and be continuing, Lessee shall be entitled to the quiet enjoyment of the benefits of the De Cordova

Ground Interest as provided herein. Notwithstanding that the De Cordova Ground Interest is subject to the Permitted Project Liens, Lessor undertakes that in the event that any holder of an interest in or to the De Cordova Site under clause (a) of the definition of Permitted Project Lien or Person otherwise entitled to enforce any lien contemplated by clause (a) of the definition of Permitted Project Lien (a "Permitted Lienholder") should take any action or omit to take any action as a result of which the use or occupancy of the De Cordova Site or enjoyment of the benefits of the De Cordova Ground Interest by Lessee are materially interfered with, Lessor shall use reasonable efforts to obtain from such Permitted Lienholder a sublease, waiver, variance, release or joint use or other agreement in form and substance reasonably satisfactory to Lessee or use reasonable efforts to take such other action as may be reasonably necessary to permit Lessee to use and occupy the De Cordova Site and enjoy the benefits of the De Cordova Ground Interest, and Lessor agrees to indemnify and hold Lessee and its successors and assigns harmless from and against any and all losses, claims, costs, expenses, fines or penalties imposed on Lessee as a consequence of any such action by a Permitted Lienholder or occasioned by the material interference by any Permitted Lienholder with Lessee's use and occupancy of the De Cordova Site and the enjoyment of the benefits of the De Cordova Ground Interest in accordance with the terms hereof. The foregoing shall be in addition to and cumulative with any and all other remedies to which Lessee may be entitled under any provision of the Operative Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Ground Lease to be duly executed as of the day and year first above written.

                              THE CONNECTICUT NATIONAL BANK,
                               not in its individual capacity
                               but solely as Owner Trustee

                              By: /s/ Gilman N. Gauvin
                                  ------------------------------
                                  Name: Gilman N. Gauvin
                                        Vice President

                              TEXAS UTILITIES ELECTRIC COMPANY

                              By: /s/ M. S. Greene
                                  ------------------------------
                                  Name: M. S. Greene

                              MESQUITE POWER CORPORATION

                              By: /s/ E. T. Molnar
                                  ------------------------------
                                  Name: E. T. Molnar

                                 ACKNOWLEDGMENT

State of Connecticut

County of Hartford

          This instrument was acknowledged before me on November 22, 1989, by Gilman N. Gauvin, as Vice President of The Connecticut National Bank, a national banking association, on behalf of said association.


                                                 /s/ Debra A. Johnson
                                                 -----------------------------
                                                 Debra A. Johnson
                                                 Notary Public, State of
                                                  Connecticut

My commission expires:

March 31, 1990

                                 ACKNOWLEDGMENT

State of Texas

County of Dallas

          This instrument was acknowledged before me on December 6, 1989, by M.
S. Greene, as Vice President of Texas Utilities Electric Company, a Texas corporation, on behalf of said corporation.

                                                 /s/ Jo Macdowell
                                                 ------------------------------
                                                 Jo Macdowell
                                                 Notary Public, State of Texas

My commission expires:

6/27/92

                                ACKNOWLEDGEMENT

State of Texas

County of Harris

          This instrument was acknowledged before me on November 28, 1989, by
E. T. Molnar, as President of Mesquite Power Corporation, a Texas corporation, on behalf of said corporation.

                                                 ------------------------------
                                                 Notary's Name printed:


                                                 /s/ Noelle R. Michaelson
                                                 ------------------------------
                                                 Notary Public, State of Texas



My commission expires:


----------------------